As filed with the Securities and Exchange Commission on July 14, 1997



                                                      Registration No. 333-28251


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   04-3128178
                     (I.R.S. employer identification number)

               66 Cherry Hill Drive, Beverly, Massachusetts 01915
                                 (508) 921-9300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                               Sarah Burgess Reed
                                 General Counsel
                       Palomar Medical Technologies, Inc.
                              66 Cherry Hill Drive
                          Beverly, Massachusetts 01915
                                 (508) 921-9300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
______________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------- ------------------- --------------------- ------------------- -------------------------------
        Title of Shares             Amount to be           Proposed             Proposed
       to be Registered              Registered            Maximum              Maximum        Amount of Registration
                                                        Offering Price         Aggregate       Fee
                                                          Per Share          Offering Price
-------------------------------- ------------------- --------------------- ------------------- -------------------------------
-------------------------------- ------------------- --------------------- ------------------- -------------------------------

Common  Stock,  par value  $.01    11,345,615(1)          $2.8125(2)         $31,909,542(2)             $9,670**(2)
per share.


-------------------------------- ------------------- --------------------- ------------------- -------------------------------

**$4,430 paid with initial filing on May 30, 1997


(1) Consists of (i) 8,000,000 shares underlying 16,000 shares of Series H Convertible Preferred Stock; (ii) 2,750,000 shares issuable upon conversion of $5,500,000 principal amount of 5% Convertible Debentures due March 10, 2002; (iii) 550,160 additional shares issuable upon conversion of $1,500,000 principal amount of 4.5% Convertible Debentures due on October 17, 1999, October 17, 2000, October 17, 2001 and (iv) 45,455 shares issuable upon conversion of $500,000 principal amount of 6% Convertible Debentures due March 13, 2002, all of which are exercisable at prices and terms described in the Selling Stockholders and Plan of Distribution sections of the Prospectus.

(2) Estimated solely for purposes of calculation of the fee. The actual number of shares of common stock issuable upon conversion of the foregoing may be more or less than such estimate based on a variety of factors, including the date of conversion and the price of the common stock on such date. The fee is estimated pursuant to Rule 457(c) under the Act on the basis of the average of the high and low sale prices reported on the Nasdaq SmallCap Market on July 9, 1997.


        Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions or as the result of floating rate conversion mechanisms as set forth in the terms of the debentures and preferred stock referred to above.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                    SUBJECT TO COMPLETION DATED July 14, 1997

PROSPECTUS

                       PALOMAR MEDICAL TECHNOLOGIES, INC.


                        11,345,615 shares of Common Stock
                                 consisting of:

              8,000,000 shares underlying 16,000 shares of Series H
                          Convertible Preferred Stock;
    2,750,000 shares issuable upon conversion of $5,500,000 principal amount of 5% Convertible Debentures;
          550,160 shares issuable upon conversion of $1,500,000 of 4.5%
                          Convertible Debentures; and
    45,455 shares issuable upon conversion of $500,000 principal amount of 6%
                            Convertible Debentures.

        This Prospectus relates to 11,345,615 shares of Common Stock, $.01 par value, ("Common Stock" or the "Shares") of Palomar Medical Technologies, Inc. (the "Company", the "Registrant" or "Palomar") consisting of: (i) 8,000,000 shares underlying 16,000 shares of Series H Convertible Preferred Stock; (ii) 2,750,000 shares issuable upon conversion of $5,500,000 principal amount of 5% Convertible Debentures; (iii) 550,160 additional shares issuable upon conversion of $1,500,000 of 4.5% Convertible Debentures; and (iv) 45,455 shares issuable upon conversion of $500,000 principal amount of 6% Convertible Debentures, all of which are exercisable as described in the Selling Stockholders and Plan of Distribution sections of the Prospectus. All shares to be registered hereby are to be offered by the selling stockholders listed herein (the "Selling Stockholders") and the Company will receive no proceeds from the sale of such shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments which such Selling Stockholders may be required to make in respect thereof. See "Plan of Distribution".

        The Company's Common Stock, par value $.01 per share, is listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") and traded on the Nasdaq SmallCap Market. The last reported bid price of the Common Stock on the Nasdaq SmallCap Market on July 11, 1997 was $2.8125 per share.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGES 6 THROUGH 17.

        It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders on the sale of the Common Stock registered hereby. The Company will pay the other expenses of this offering. See "Plan of Distribution". The offer of shares of Common Stock by the Selling Stockholders as described in this Prospectus is referred to as the "Offering".

----------------------------- ----------------------------- ---------------------------- ----------------------------
                                    Price to Public         Underwriting Discounts and      Proceeds to Issuer or
                                                                    Commissions                 Other Persons
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------

Per Unit.....................            $2.8125(1)                         0(2)                        $2.8125(1)(3)
Total.........................       $31,909,542(1)                         0(2)                    $31,909,542(1)(3)
----------------------------- ----------------------------- ---------------------------- ----------------------------

(1) Based on the closing bid price of the Company's common stock as reported on the Nasdaq SmallCap Market on July 11, 1997.


(2)     None, to the Company's knowledge.

(3)     Less usual and customary brokerage fees.

                 The date of this Prospectus is ______________.

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the public reference facilities maintained by the Commission on the 14th Floor, 75 Park Place, New York, New York 10007; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Suite 500 East, Securities and Exchange Commission Building, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and similar information can also be inspected and copied at the National Association of Securities Dealers, 1735 K Street, N.W., Washington, DC 20006-1500. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company. The Commission's Web site address is http://www.sec.gov. This prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the Exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996 as amended by Form 10-KSB/A-1 filed April 16, 1997, Form 10-KSB/A-2 filed April 30, 1997, Form 10-KSB/A-3 filed May 28, 1997 and Form 10-KSB/A-4 filed July 11, 1997, the Company's Quarterly Report on Form 10-Q for its quarter ending March 31, 1997 filed May 15, 1997; the Company's Form 8-K filed with the Commission on May 16, 1996, as amended by Form 8-K/A filed June 11, 1996; and the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 6, 1992, all of which have been previously filed with the Commission, are incorporated in this Prospectus by reference. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby are also incorporated by reference herein and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to: John J. Ingoldsby, Palomar Medical Technologies, Inc., 66 Cherry Hill Drive, Beverly, Massachusetts 01915; telephone number (508) 921-9300; e-mail address:
JIPalomar@aol.com.

                               PROSPECTUS SUMMARY

        The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.

THE COMPANY........................................  Palomar Medical  Technologies,  Inc. (the "Company") has three
                                                                                                -------
                                                     business  segments:  cosmetic  dermatological  laser products, laser  services and  electronic  products.  The cosmetic laser
                                                     products  are  under  various   stages  of   development   and
                                                     clinical  trials.  (See  10-KSB/A-4  "Item 1.  Description  of
                                                     Business.")  The  Company  derives  revenue  from  the sale of cosmetic laser products by its  subsidiaries  Spectrum Medical
                                                     Technologies,  Inc.  and Tissue  Technologies,  Inc. The laser services  segment is new; the Company  derives no revenue from that  segment at present.  In  addition,  the Company  derives
                                                     revenue   from  the  sale  of   electronic   products  by  its
                                                     subsidiaries  Nexar  Technologies,   Inc.  ("Nexar"),   Dynaco
                                                                                                 -------
                                                     Corporation  and  Comtel  Electronics,   Inc.  The  electronic
                                                     products  segment  is the  principal  source of the  Company's revenues.


RISK FACTORS........................................ The Offering involves substantial risk.  See "Risk Factors".


SECURITIES OFFERED.................................. 11,345,615  shares of  Company  Common  Stock,  par value $.01 per share.


OFFERING PRICE...................................... All or part of the  Shares  offered  hereby  may be sold  from time to time in amounts and on terms to be  determined  by the
                                                     Selling Stockholders at the time of sale.

USE OF PROCEEDS..................................... The  Company  will  receive no part of the  proceeds  from the sale of the shares  registered  pursuant to this  Registration
                                                     Statement.

SELLING STOCKHOLDERS................................ The Shares  being  offered  hereby are being  offered  for the account  of  the  Selling  Stockholders  specified  under  the caption "Selling Stockholders".

NASDAQ TRADING SYMBOL............................... PMTI

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES  OFFERED  HEREBY  INVOLVES A HIGH DEGREE OF RISK AND
SHOULD NOT BE MADE BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN CONNECTION WITH THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THE COMPANY IS HEREBY IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS OF THE COMPANY MADE BY OR ON BEHALF OF THE COMPANY. THE COMPANY ADVISES READERS NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS IN LIGHT OF THE RISKS AND UNCERTAINTIES TO WHICH THEY ARE SUBJECT. THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS.


        SUBSTANTIAL AND CONTINUING LOSSES. The Company incurred a net loss of $37,863,792 for the year ended December 31, 1996 and a net loss of $15,365,145 for the quarter ended March 31, 1997. Losses of this magnitude are expected to continue for the near term, and there can be no assurance that the Company will achieve profitable operations or that profitable operations will be sustained if achieved. At December 31, 1996, the Company's accumulated deficit was
$64,971,200 and at March 31, 1997, the Company's accumulated deficit was $80,631,341. Dynaco Corp. ("Dynaco"), Star Medical Technologies, Inc. ("Star"), CD Titles, Inc. ("CD Titles"), Dynamem, Inc. ("Dynamem"), Comtel Electronics, Inc. ("Comtel"). Tissue Technologies, Inc. ("Tissue"), Spectrum Technologies, Inc. ("Spectrum") and Nexar Technologies, Inc. ("Nexar") each have had a history of losses. There can be no assurance that these companies will achieve profitable operations or that profitable operations will be sustained if achieved. The Company anticipates incurring substantial research and development expenses, which will reduce cash available to fund current operations. The Company must continue to secure additional financing to complete its research and development activities, commercialize its current and proposed cosmetic laser products, expand its current electronics business, execute its acquisition business plan and fund ongoing operations. The Company anticipates that it will require substantial additional financing during the next twelve-month period. The Company believes that the cash generated to date from its financing activities; amounts available under its credit agreement and the Company's ability to raise cash in future financing activities will be sufficient to satisfy its working capital requirements through the next twelve-month period. The Company bases its belief that it has the ability to raise cash in future financings on its demonstrated historical ability to raise money and its current and ongoing discussions with financing sources. However, there can be no assurance that this assumption will prove to be accurate or that events in the future will not require the Company to obtain additional financing sooner than presently anticipated. The Company may also determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the costs of acquisitions or continuing expansion. To the extent that the Company finances an acquisition with a combination of cash and equity securities, any such issuance of equity securities could result in dilution to the interests of the Company's shareholders. Additionally, to the extent that the Company incurs indebtedness to fund increased levels of accounts receivable or to finance the acquisition of capital equipment or issues debt securities in connection with any acquisition, the Company will be subject to risks associated with incurring substantial additional indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. The Company continues to investigate several financing alternatives, including strategic partnerships, additional bank financing, private, debt and equity financing and other sources. While the Company regularly reviews potential funding sources in relation to its ongoing and proposed research projects, there can be no assurance that the current levels of funding or additional funding will be available, or if available will be on terms satisfactory to the Company. Failure to obtain additional financing could have a material adverse effect on the Company, including possibly requiring it to significantly curtail its operations. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business," Note 1 to Financial
Statements, and "Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations"; March 31, 1997 Form 10-Q Part I "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.")


         HOLDING COMPANY STRUCTURE. The Company has no significant operations other than those incidental to its ownership of the capital stock of its subsidiaries. As a holding company, the Company is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet the Company's debt service and other obligations. Claims of creditors of the Company's subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness.

         LIMITED OPERATING HISTORY; RECENT ACQUISITIONS. Many of the Company's subsidiaries have limited operating histories and are in the development stage, and the Company is subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of a new business and development of new technologies in the cosmetic laser products and electronic products industries. These include, but are not limited to, government regulation, competition, the need to expand manufacturing capabilities and market expertise, and setbacks in production, product development, market acceptance and sales and marketing. The Company's prospects could be significantly affected by its ability to subsequently manage and integrate the operations of several distinct businesses with diverse products, services and customer bases in order to achieve cost efficiencies. There can be no assurance that the Company will be able to successfully manage and integrate the operations of newly acquired businesses into its operations or that the failure to do so will not increase the costs inherent in the establishment of new business enterprises. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business" and Note 1 to Financial Statements.)

         RISKS ASSOCIATED WITH ACQUISITIONS. Since going public, the Company has acquired seven companies. In the normal course of business, the Company evaluates potential acquisitions of businesses, products and technologies that would complement or expand the Company's business. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals. Acquisitions may result in the incurrence of additional debt, the write-off of in-process research and development or technology acquisition and development costs and the amortization of expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. Acquisitions involve numerous additional risks, including difficulties in the assimilation of the operations, services, products and personnel of the acquired company, the diversion of management's attention from other business concerns, entering markets in which the Company has little or no direct prior experience and the potential loss of key employees of the acquired company. In order to finance acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business" and Note 1 to Financial Statements.)

         NEW VENTURES. The Company's Cosmetic Technology International, Inc. ("CTI") subsidiary has entered into several agreements with physician groups to provide cosmetic laser services at laser treatment centers, and plans to enter into more such agreements in the future. While the Company believes these new partnerships are strategically important, there are substantial uncertainties associated with the development of new products, technologies and services for evolving markets. The success of these ventures will be determined not only by the Company's efforts, but also by those of its partners. Initial timetables for the development and introduction of new technologies, products or services may not be achieved, and price/performance targets may not prove feasible. External factors, such as the development of competitive alternatives or government regulation, may cause new markets to evolve in unanticipated directions. (See "Highly Competitive Industries," and December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")

        INVESTMENTS IN UNRELATED BUSINESSES. The Company has investments in marketable and non-marketable securities and loans to related and unrelated parties, including approximately $8 million invested in equity securities of high-tech companies, both public and privately held. The amount that the Company may ultimately realize from these investments could differ materially from the value of these investments recorded in the Company's financial statements, and the ultimate disposition of these investments could result in a loss to the Company. (See December 31, 1996 Form 10-KSB/A-4 "Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations," Notes 2 and 11 to Financial Statements, and "Item 12. Certain Relationships and Related Transactions;" March 31, 1997 Form 10-Q Notes 3 and 10 to Financial Statements and Part I "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.")


         MANAGEMENT OF GROWTH. In light of management's views of the potential for future growth, the Company has adopted an aggressive growth plan that includes substantial investments in its sales, marketing, production and distribution organizations, the creation of new research and development programs and increased funding of existing programs, and investments in corporate infrastructure that will be required to support significant growth. This plan carries with it a number of risks, including a higher level of operating expenses, the difficulty of attracting and assimilating a large number of new employees, and the complexities associated with managing a larger and faster growing organization. Depending on the extent of future growth, the Company may experience a significant strain on its management, operational, manufacturing and financial resources. The failure of the Company's management team to effectively manage growth, should it continue to occur, could have a material adverse effect on the Company's financial condition and results of operations. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")


        HIGHLY COMPETITIVE INDUSTRIES. The cosmetic laser and electronics industries are characterized by intense competition. The cosmetic laser industry is highly competitive and is characterized by the frequent introduction of new products. The Company competes in the development, manufacture, marketing and servicing of laser technology products with numerous other companies, certain of which have substantially greater financial, marketing and other resources than the Company. In addition, the Company's cosmetic laser products face competition from alternative medical products and procedures, such as dermabrasion, chemical peels, pharmaceutical treatment, electrolysis, waxing and surgery, among others. There can be no assurance that the Company will be able to differentiate its products from the products of its competitors or that the marketplace will consider the Company's products to be superior to competing products or medical procedures. There can be no assurance that competitors will not develop products or that new technologies will not be developed that render the Company's products obsolete or less competitive. (See "Technological Obsolescence.") In addition, in entering areas of business in which it has little or no experience, such as the opening of laser treatment centers, the Company may not be able to compete successfully with competitors that are more established in such areas. (See "New Ventures.")


        In the electronics industry, the Company competes with Packard-Hughes Interconnect Co., Parlex Corporation, Teledyne Inc., IBM, Apple Computer, Compaq and Dell Computer, among others. Many, if not most, of the Company's current and prospective competitors are substantial in size and have substantial financial, managerial, technical, manufacturing, marketing and other resources, and may introduce additional products that compete with those of the Company. There can be no assurance that the Company's products will compete favorably with the products of its competitors or that the Company will have the resources necessary to compete effectively against such companies. As a result of the intense competition in the personal computer market, the Company expects that gross margins on sales of its upgradeable personal computers will be extremely narrow and will require the Company to manage carefully its cost of goods sold. There can be no assurance that the Company will be able to manage its cost of goods sold to the degree necessary for sales of upgradeable computer products to generate significant gross margins. The Company currently has limited marketing capabilities and expects to place significant reliance on independent distributors and resellers for the distribution and marketing of its products. The Company will be dependent upon the efforts of such third parties. The inability to establish and maintain a network of independent distributors and resellers, or a reduction in their sales efforts, could have a material adverse effect on the Company's financial condition and results of operations. In addition, there can be no assurance as to the viability or financial stability of the Company's independent distributors and resellers. The computer industry has been characterized from time to time by financial difficulties of distributors and resellers; any such problems could lead to reduced sales and could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company's products will compete favorably with the products of its competitors or that the Company will have the resources necessary to compete effectively against such companies. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")


        FLUCTUATIONS IN QUARTERLY PERFORMANCE. The Company's results of operations have fluctuated substantially and can be expected to continue to vary significantly. The Company's quarterly operating results depend on a number of factors, including the timing of the introduction or acceptance of new products offered by the Company or its competitors, changes in the mix of products sold by the Company, changes in regulations affecting the cosmetic laser products or electronics industry, changes in the Company's operating expenses, personnel changes and general economic conditions.

        The Company's stock price, like that of other technology companies, is subject to significant volatility. If revenues or earnings in any quarter fail to meet the investment community's expectations, there could be an immediate impact on the price of the Company's common stock. The price of the Company's common stock may also be affected by broader market trends unrelated to the Company's performance. (See "Volatility of Share Price;" December 31, 1996 Form 10-KSB/A-4 "Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations; March 31, 1997 Form 10-Q "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.")


        VOLATILITY OF SHARE PRICE. Factors such as announcements of developments related to the Company's business, announcements by competitors, quarterly fluctuations in the Company's financial results and other factors have caused the price of the Company's stock to fluctuate, in some cases substantially, and could continue to do so in the future. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's common stock. The trading prices of many technology companies' stocks are at or near their historical highs, and reflect price/earnings ratios substantially above historical norms. There can be no assurance that the trading price of the Company's common stock will remain at or near its current level.


        GOVERNMENT REGULATION. The Company's laser product business segment and, to a lesser degree, its electronics business segment are subject to regulation in the United States and abroad. Failure to comply with applicable regulatory requirements can result in fines, denial or suspension of approvals, seizures or recall of products, operating restrictions and criminal prosecutions, any or all of which could have a material adverse effect on the Company. Furthermore, changes in existing regulations or adoption of new regulations could prevent the Company from obtaining, or could affect the timing of, future regulatory approvals. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business - Government Regulation.")


        LASER PRODUCT SEGMENT. All laser product devices, including those sold by the Company, are subject to regulation by the FDA under the Medical Device Amendments of the United States Food, Drug and Cosmetics Act (the "FDA Act"). The Company's business, financial condition and operations are critically dependent upon timely receipt of FDA regulatory clearance.

        FDA CLEARANCE STATUS FOR COSMETIC LASER PRODUCTS. Three of the Company's lasers have received clearance from the FDA for certain dermatological applications: the Q-switched Ruby laser, the Tru-Pulse laser and the Epilaser system. The Company's diode laser has not yet received FDA clearance, and is currently under an Investigative Device Exemption.

        The Company is also investigating other applications in dermatology for its laser systems. It will be required to obtain FDA clearance before commercially marketing any other application. The Company believes that it will be able to seek such clearance under the 510(k) application process; however, no assurance can be given that the FDA will not require the Company to follow the more extensive and time-consuming Pre-Market Approval ("PMA") process. FDA review of a 510(k) application currently averages about seven to twelve months and requires limited clinical data based on "substantial equivalence" to a product marketed prior to 1976, while a PMA review can last for several years and require substantially more clinical data.

         The FDA also imposes various requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, good manufacturing practices, record keeping and reporting requirements. The FDA also may require post-market testing and surveillance programs to monitor a product's effects. There can be no assurance that the appropriate clearances from the FDA will be granted, that the process to obtain such clearances will not be excessively expensive or lengthy or that the Company will have sufficient funds to pursue such clearances.

        No assurance can be given that FDA approval will be obtained for the Company's current or proposed laser products on a timely basis, if at all. The laser products segment of the Company's business, is, and will continue to be, critically dependent upon FDA approval of its current and proposed cosmetic laser products. Delays or failure to obtain such approval would have a material adverse effect on the Company.

        OTHER GOVERNMENT APPROVALS FOR LASER PRODUCTS; GOOD MANUFACTURING PRACTICES. In order to be sold outside the United States, the Company's products are subject to FDA permit requirements that are conditioned upon clearance by the importing country's appropriate regulatory authorities. Many countries also require that imported products comply with their own or international electrical and safety standards. Additional approvals may be required in other countries. The Company's Tru-pulse laser has received the CE Mark pursuant to the European Medical Device Directive which allows that laser to be sold in all countries that recognize the CE Mark, including the countries that comprise the European Community. The Company is currently seeking to obtain the CE Mark registration for its Epilaser. The Company has yet to apply for international approval for its diode laser for use in cosmetic surgery and dermatology.

        The Company is subject to the laser radiation safety regulations of the FDA Act administered by the National Center for Devices and Radiological Health ("CDRH") of the FDA. These regulations require a laser manufacturer to file new product and annual reports, to maintain quality control, product testing and sales records, to distribute appropriate operation manuals, to incorporate certain design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes of lasers (based on the level of radiation from the laser). In addition, various warning labels must be affixed on the product and certain protective devices must be installed depending upon the class of product. Under the Act, the Company is also required to register with the FDA as a medical device manufacturer and is subject to inspection on a routine basis by the FDA for compliance with Good Manufacturing Practice ("GMP") regulations. The GMP regulations impose certain procedural and documentation requirements upon the Company relevant to its manufacturing, testing and quality control activities. The CDRH is empowered to seek fines and other remedies for violations of these regulatory requirements. The Company believes that it is currently in compliance with these regulations.

        ELECTRONIC SEGMENT. A significant percentage of the total sales of the flexible circuit board component business of the Company, which presently accounts for a significant amount of the sales of the Company, are the result of either a subcontract or a direct contract for government programs funded by the U.S. military. Generally, government contracts and subcontracts are terminable at the convenience of the government. Cutbacks in military spending for certain programs or lack of military spending in general could have a material adverse effect on the Company. There can be no assurance that termination of contracts, cessation of purchase orders, or a failure to appropriate funds will not occur in the future. Any termination, cessation, or failure to appropriate funds with respect to contracts or subcontracts having a significant dollar value would have a material adverse effect on the Company's business, financial condition and results of operation. The unpredictable nature of the government procurement process also may contribute to fluctuations in the Company's quarterly performance. (See "Fluctuations in Quarterly Performance.")


        Flexible circuit board component sales to the U.S. military are subject to certain military certifications. These certifications are based upon compliance with specification standards set by the U.S. military. The certification for the Company's Mil-T-55110 product expires in the fourth quarter of 1998, and, for the Company's Mil-Q-50884C product, in the first quarter of 1999. The Company is subject to periodic audit and review from U.S. government agencies to ensure compliance under criteria set forth by these agencies. The Company has passed all government audits. Failure to meet or exceed criteria set forth could result in a suspension or disqualification of certain certifications. Such suspension or disqualification could have a material adverse effect on the Company.

        One customer of Nexar, Government Technology Services, Inc. (GTSI), a leading supplier of desktop systems to United States government agencies, accounted for a majority of Nexar's revenues. The Company expects that GTSI will continue to be an important customer, and that while Nexar's revenues from GTSI will increase, such sales as a percentage of total revenues will decline substantially as Nexar further expands its distribution network and increases its overall sales. Nexar has entered into an agreement with GTSI pursuant to which GTSI serves as Nexar's exclusive federal reseller with respect to Government Services Administration (GSA) scheduled purchases, provided that GTSI purchases at least $35 million of Nexar's products in 1997. GTSI is under no obligation, however, to purchase any products of Nexar's. If GTSI makes fewer purchases in 1997 than Nexar anticipates, that would have a material adverse effect on the Company.

        UNCERTAINTY OF MARKET ACCEPTANCE. The Company continually develops new products intended for use in the cosmetic laser products segment and the electronic products segment. As with any new products, there is substantial risk that the marketplace may not accept or be receptive to the potential benefits of such products. Market acceptance of the Company's current and proposed products will depend, in large part, upon the ability of the Company or any marketing partners to demonstrate to the marketplace the advantages of the Company's products over other types of products. There can be no assurance that applications or uses for the Company's current and proposed products will be accepted by the marketplace or that any of the Company's current or proposed products will be able to compete effectively. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")


        UNCERTAINTY OF HEALTHCARE REIMBURSEMENT AND REFORM. The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years, state and federal government regulation of reimbursement rates and capital expenditures in the United States healthcare industry has increased. Lawmakers continue to propose programs to reform the United States healthcare system, which may contain programs to increase governmental involvement in healthcare, lower Medicare and Medicaid reimbursement rates or otherwise change the operating environment for the Company's customers. Healthcare industry participants may react to these proposals by curtailing or deferring investments, including investments in the Company's products.


        DEPENDENCE ON THIRD PARTY RESEARCHERS. The Company is substantially dependent upon third party researchers and others, over which the Company will not have absolute control, to satisfactorily conduct and complete research on behalf of the Company and to grant to the Company favorable licensing terms for products which may be developed. The Company has entered into a number of research agreements with recognized research hospitals and clinical laboratories. These research institutions include the Oregon Medical Laser Center at the Heart Institute of St. Vincent Hospital and Medical Center in Portland, Oregon, the Wellman Labs at Massachusetts General Hospital and the Otolaryngology Research Center for Advanced Endoscopic Applications at New England Medical Center, Boston, Massachusetts. The Company provides research funding, laser technology and optics know-how in return for licensing agreements with respect to specific medical applications and patents. Management believes that this method of conducting research and development provides a higher level of technical and clinical expertise than it could provide on its own and in a more cost efficient manner. The Company's success will be highly dependent upon the results of the research, and there can be no assurance that these research agreements will provide the Company with marketable products in the future or that any of the products developed under these agreements will be profitable for the Company. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business," and Note 6 to Financial Statements.)


        TECHNOLOGICAL OBSOLESCENCE. The markets for the Company's products are characterized by rapid and significant technological change, evolving industry standards and frequent new product introductions and enhancements. Many of the Company's products and products under development are technologically innovative, and require significant planning, design, development and testing, at the technological, product and manufacturing process levels. These activities require significant capital commitments and investment by the Company. The Company's failure to develop products in a timely manner in response to changes in the industry, whether for financial, technological or other reasons, will have a material adverse effect on the Company's business, financial condition and results of operations.

        The flexible circuit board component, electronics interconnect and personal computer industries are characterized by large capital investments in new automated processes and state-of-the-art fabrication techniques. In order to participate effectively in those industries, the Company must continue to make large capital investments in new automated processes and state-of-the-art fabrication techniques. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The Company will be required to devote continued efforts and financial resources to enhancement of its existing products and development of new products. There can be no assurance that the Company will have the financial resources or the technological capability necessary to carry out such product enhancement and development. Nor can there be any assurance that any of the products currently being developed by the Company, or those to be developed in the future, will be technologically feasible or accepted by the marketplace, that any such development will be completed in any particular time frame, or that the Company's products or proprietary technologies will not become uncompetitive or obsolete. (See December 31, 1996 Form 10-KSB/A-4 "Item
1. Description of Business.")


        LACK OF PATENT PROTECTION. The Company currently holds several patents and intends to pursue various additional avenues that it deems appropriate to protect its technology. There can be no assurance, however, that the Company will file any additional patent applications or that any patent applications that have been, or may be, filed will result in issued patents, or that any patent, patent application, know-how, license or cross-license will afford any protection or benefit to the Company.


        The cosmetic laser device market has been characterized by substantial litigation regarding patent and other intellectual property rights. One of the Company's competitors in the cosmetic laser business has filed suit against the Company alleging patent infringement, among other things. In both the cosmetic laser products and the electronic products segments, litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to protect trade secrets or know-how owned by or licensed to the Company or to determine the enforceability, scope and validity of the proprietary rights of others. Adverse determination in litigation or interference proceedings could subject the Company to significant liabilities to third parties, require the Company to seek licenses from third parties and could prevent the Company from manufacturing and selling its products, all of which could have a material adverse effect on the Company's business, financial condition and results of operations. (See "Risk Associated with Pending
Litigation"; December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business," and "Item 3. Legal Proceedings;" March 31, 1997 10-Q, Part II "Item
1. Legal Proceedings.")

        POSSIBLE PATENT INFRINGEMENTS. In the medical products segment, the Company is aware of patents relating to laser technologies used in certain applications. The Company intends to pursue such laser technologies in the future; hence, if the patents relating to those technologies are valid and enforceable, they may be infringed by the Company. After consulting with outside counsel to the Company, the Company believes that it is not infringing currently on patents held by others; however, were the issue ever to be litigated, a court could reach a different opinion. If the Company's current or proposed products are, in the opinion of patent counsel, infringing on any of these patents, the Company intends to seek non-exclusive, royalty-bearing licenses to such patents but there can be no assurance that any such license would be available on favorable terms, if at all. One of the Company's competitors in the cosmetic laser business has filed suit against the Company alleging patent infringement, among other things. In the electronic products segment, the Company has not been notified that it is currently infringing on any patents nor has it been the subject of any patent infringement action. No assurance can be given that infringement claims will not be made or that the Company would prevail in any legal action with respect thereto. Defense of a claim of infringement would be costly and could have a material adverse effect on the Company's business, even if the Company were to prevail.


        DEPENDENCE ON PROPRIETARY RIGHTS. The Company relies on trade secrets and proprietary know-how which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.

        NEED FOR ADDITIONAL QUALIFIED PERSONNEL/DEPENDENCE ON KEY PERSONNEL. The Company's ability to develop, manufacture and market all of its products, and to attain a competitive position within the laser products and electronics industries, will depend, in large part, on its ability to attract and retain qualified personnel. Competition for qualified personnel in these industries is intense and the Company will be required to compete for such personnel with companies which may have greater financial and other resources; there can be no assurance that the Company will be successful in attracting, assimilating and retaining the personnel it requires to grow and operate profitably. The Company's inability to attract and retain such personnel could have a material adverse effect upon its business. (See "Management of Growth.")

        The Company's future success depends to a significant extent on its executive officers and certain technical, managerial and marketing personnel. The loss of the services of any of these individuals or group of individuals could have a material adverse effect on the Company's business, financial condition and results of operations.

         The  Company  is  dependent  on  various  sales   representatives   and
distributors to market and sell its medical products. The Company is in the process of expanding its direct sales force to ensure that it satisfactorily masters and controls the expected growth of its medical product sales. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")

        ISSUANCE OF PREFERRED STOCK AND DEBENTURES COULD AFFECT RIGHTS OF COMMON SHAREHOLDERS. The Company is authorized to issue up to 5 million shares of Preferred Stock, $.01 par value. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. In July 1996, the Company issued 6,000 shares of Series F Convertible Preferred Stock at a price of $1,000 per share. In September 1996, the Company issued 10,000 shares of Series G Preferred Stock at a price of $1,000 per share. As of July 11, 1997, 2,316 shares were converted into 362,824 shares of common stock. In March 1997, the Company issued 6,000 shares of Series H Convertible Preferred Stock at a price of $1,000 per share. In May 1997, the Company issued 10,000 shares of Series H Convertible Preferred Stock at a price of $1,000 per share. In July 1996, the Company issued 9,675 units in a convertible debenture financing. Each unit consisted of a convertible debenture denominated in 1,000 Swiss Francs and a warrant to purchase 24 shares of the Company's common stock at $16.50 per share. In February 1997, 300 units were redeemed by the Company for an aggregate price of $195,044. In October 1996, the Company issued $5,000,000 in 4.5% Convertible Subordinated Promissory Notes. As of July 11, 1997, $3,900,000 principal amount was converted into 896,657 shares of common stock. In December 1996 and January 1997, the Company issued a total of $6,000,000 in 5% Convertible Debentures. Also, In March 1997, the Company issued $5,500,000 in 5% Convertible Debentures. In March 1997, the Company issued $500,000 in 6% Convertible Debentures. The issuance of any such additional Preferred Stock or Debentures could affect the rights of the holders of Shares, and could reduce the market price of the Shares. In particular, specific rights granted to future holders of Preferred Stock or Debentures could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by the existing control group. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business," "Item 5. Market for Common Equity and Related Stockholder Matters," and Notes 4 and 5 to Financial Statements; March 31, 1997 Form 10-Q, Part II, "Item 2. Changes in Securities" and Note 9 to Financial Statements.)

        ISSUANCE OF RESERVED SHARES; REGISTRATION RIGHTS. As of July 11, 1997, the Company had 33,123,190 Shares of Common Stock outstanding. The Company has reserved an additional 31,671,850 Shares for issuance as follows: (1) 3,872,500 Shares for issuance to key employees, officers, directors, consultants and advisors pursuant to the Company's Stock Option Plans; (2) 212,690 Shares for issuance to employees, officers and directors pursuant to the Company's 401(k) Plan; (3) 997,586 Shares for issuance pursuant to the Company's Employee Stock Purchase Plan; (4) 9,577,940 Shares for issuance upon exercise of three-, four-five- and seven-year Warrants issued to certain lenders, investors, consultants, directors and officers (a portion of which are subject to certain antidilutive adjustments); (5) 600,000 Shares for issuance upon conversion of the 6,000 shares of Series F Preferred Stock; (6) 1,337,176 Shares for issuance upon conversion of the 7,684 shares of Series G Preferred Stock (7) 1,275,000 Shares for issuance upon conversion of the debentures sold in the Swiss Franc-Denominated Offering; (8) 403,503 Shares for issuance upon conversion of $1,500,000 principal amount of a 4.5% Convertible Subordinated Promissory Note;
(9) 2,600,000 Shares for issuance upon conversion of $6,000,000 principal amount of a 5% Convertible Debentures; (10) 2,750,000 Shares for issuance upon conversion of $5,500,000 principal amount of a 5% Convertible Debenture; (11) 45,455 Shares for issuance upon conversion of $500,000 6% Convertible Debentures and (12) 8,000,000 Shares for issuance upon conversion of the 16,000 shares of Series H Preferred. All of the foregoing reserved Shares are, or the Company intends for them shortly to be, registered with the Commission and therefore freely salable on Nasdaq or elsewhere.


        PRODUCT LIABILITY EXPOSURE. Cosmetic laser product companies face an inherent business risk of financial exposure to product liability claims in the event that the use of their products results in personal injury. The Company's products are and will continue to be designed with numerous safety features, but it is possible that patients could be adversely affected by use of one of the Company's products or that deaths could occur. Further, in the event that any of the Company's products prove to be defective, the Company may be required to recall and redesign such products. Although the Company has not experienced any material losses due to product liability claims to date, there can be no assurance that it will not experience such losses in the future. The Company maintains general liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate and maintains umbrella coverage in the aggregate amount of $25,000,000; however, there can be no assurance that such coverage will continue to be available on terms acceptable to the Company or that such coverage will be adequate for liabilities actually incurred. In the event the Company is found liable for damages in excess of the limits of its insurance coverage, or if any claim or product recall results in significant adverse publicity against the Company, the Company's business, financial condition and results of operations could be materially and adversely affected. In addition, although the Company's products have been and will continue to be designed to operate in a safe manner, and although the Company attempts to educate medical personnel with respect to the proper use of its products, misuse of the Company's products by medical personnel over whom the Company cannot exert control may result in the filing of product liability claims or significant adverse publicity against the Company.

         RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS. As part of its business strategy, the Company intends to seek opportunities to expand its product and service offerings into international markets. In marketing its products and services internationally, the Company will likely face new competitors. There can be no assurance that the Company will be successful in marketing or distributing products and services in these markets or that its international revenue will be adequate to offset the expense of establishing and maintaining international operations. The Company's international business may be adversely affected by changing economic conditions in foreign countries. The majority of the Company's sales are currently denominated in U.S. dollars, but there can be no assurance that a significantly higher level of future sales will not be denominated in foreign currencies. To the extent the Company makes sales denominated in currencies other than U.S. dollars, gains and losses on the conversion of those sales to U.S. dollars may contribute to fluctuations in the Company's business, financial condition and results of operations. In addition, fluctuations in exchange rates could affect demand for the Company's products and services. Conducting an international business inherently involves a number of other difficulties and risks, such as export restrictions, export controls relating to technology, compliance with existing and changing regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing international operations, longer payment cycles, problems in collecting accounts receivable, political instability, seasonal reductions in business activity in Europe and certain other parts of the world during the summer months, and potentially adverse tax consequences. There can be no assurance that one or more of these factors will not have a material adverse effect on any international operations established by the Company and, consequently, on the Company's business, financial condition and results of operations.

        The Company plans to expand its business into international markets and has set up a manufacturing and distribution center in Hull, England. To date, the Company has minimal experience in marketing and distributing its products internationally and plans to establish alliances with sales representative organizations and resellers with particular experience in international markets. Accordingly, the Company's success in international markets will be substantially dependent upon the skill and expertise of such international participants in marketing the Company's products. There can be no assurance that the Company will be able to successfully market, sell and deliver its products in these markets. In addition, there are certain risks inherent in doing business in international markets, such as unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, management's lack of international expertise, political instability and fluctuations in currency exchange rates and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the company's business, financial condition or operating results. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")

        NEED FOR CONTINUED PRODUCT DEVELOPMENT. Although the Company received FDA clearance in February 1997 to commercially market its Tru-Pulse(R) laser for wrinkle treatment, and in March 1997 to commercially market its Epilaser(TM) for hair removal, the Company is continuing its development of both products. The Company is continuing to study both laser systems to optimize performance and treatment parameters.

        DEPENDENCE ON SOLE SUPPLIERS. The Company relies on outside suppliers for substantially all of its manufacturing supplies, parts and components. Pyralux(R), an integral component of most of the Company's flexible circuit products, is manufactured exclusively by E.I. du Pont de Nemours and Company ("DuPont"). Although the Company has a written agreement with DuPont under which DuPont will supply the Company with all of its requirements for Pyralux, there can be no assurance that the Company will be able to obtain a sufficient supply of Pyralux to fulfill orders for its products in a timely manner, if at all.


        In addition, CO2 laser tubes, an integral component of Tissue's Tru-Pulse Laser system, are manufactured exclusively by Pulse Systems, Inc. There can be no assurance that the Company will be able to obtain sufficient supply of CO2 laser tubes to fulfill orders for its products in a timely manner, if at all. Furthermore, several other component parts of the Company's cosmetic laser products and electronic segment products are manufactured exclusively by one supplier. There can be no assurance that the Company will be able to obtain a sufficient supply of such components at commercially reasonable prices or at all. A shortage of necessary parts and components or the inability of the Company to obtain such parts and components would have a material adverse effect on the Company's business, financial condition and results of operations. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")

        DEPENDENCE ON SUBSTANTIAL CUSTOMERS. In the year ended December 31, 1996, one customer of Nexar, Government Technology Services, Inc. ("GTSI), a leading supplier of desktop systems to United States government agencies, accounted for 17.5% of the Company's revenues and 23.2% of the Company's accounts receivable balance. In the quarter ended March 31, 1997, GTSI accounted for 9.0% of the Company's revenues and 9.4% of the Company's accounts receivable balance. The Company expects that GTSI will continue to be an important customer, and that, while Nexar's revenues from GTSI will increase, such sales as a percentage of total revenue will decline substantially as the Company further expands its distribution network and increases its overall sales. Nexar has entered into an agreement with GTSI pursuant to which GTSI serves as the Company's exclusive federal reseller with respect to Government Services Administration (GSA) scheduled purchases, provided that GTSI purchases at least $35 million of Nexar's products in 1997. GTSI is under no obligation, however, to purchase any products of Nexar. If GTSI makes fewer purchases in 1997 than the Company anticipates, that would have a material adverse effect on the Company.


        In the year ended December 31, 1996, one customer of Comtel, New Media, Inc. ("New Media"), a related party, accounted for 22.3% of the Company's revenues and 26.7% of the Company's accounts receivable balance. In the quarter ended March 31, 1997, New Media accounted for 11.6% of the Company's revenues and 18.3% of the Company's accounts receivable balance. Comtel has entered into a five (5) year agreement with New Media whereby New Media, subcontracted to Comtel all of its manufacturing and assembly business over the contract term. On April 5, 1996, Palomar invested $2,345,000 in New Media preferred and common stock and loaned New Media an additional $1,000,000. Palomar also received a warrant to purchase 200,000 shares of common stock in New Media at $1.20 per share. In February 1997, the note receivable was converted into equity and the Company invested an additional $1,200,000 in New Media. The Company expects that New Media will continue to be an important customer, but that sales to New Media, Inc. as a percentage of total revenue will decline substantially as the Company further expands its distribution network and increases its overall sales. New Media has had a history of losses. There can be no assurance that New Media will achieve profitable operations or that profitable operations will be sustained if achieved.


        A loss from either customer could have a material, adverse effect on the Company's business in the short term. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business," and Note 2 to Financial Statements.)


        HAZARDOUS SUBSTANCE AND ENVIRONMENTAL CONCERNS; LACK OF ENVIRONMENTAL IMPAIRMENT INSURANCE. The manufacture of substrate interconnect products involves numerous chemical solvents and other solid, chemical and hazardous wastes and materials. Dynaco is subject to a variety of environmental laws relating to the generation, storage, handling, use, emission, discharge and disposal of these substances and potentially significant risks of statutory and common law liability for environmental damage and personal injury. The Company, and in certain circumstances, its officers, directors and employees, may be subject to claims arising from the Company's manufacturing activities, including the improper release, spillage, misuse or mishandling of hazardous or non-hazardous substances or material. The Company may be strictly liable for damages, regardless of whether it exercised due care and complied with all relevant laws and regulations. The Company does not currently maintain environmental impairment insurance. There can be no assurance that the Company will not face claims resulting in substantial liability for which the Company is uninsured or that hazardous substances are not or will not be present at the Company's facilities. The Company believes that it operates its Dynaco facilities in substantial compliance with existing environmental laws and regulations. In June 1989 and April 1994, Dynaco conducted environmental studies of its Tempe, Arizona substrate manufacturing facility and did not discover any contamination requiring remediation. Failure to comply with proper hazardous substance handling procedures or violation of environmental laws and regulations would have a material adverse effect on the Company. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.")

        SIGNIFICANT OUTSTANDING INDEBTEDNESS; SUBORDINATION OF DEBENTURES. The Company has incurred substantial indebtedness in relation to its equity capital and will be subject to all of the risks associated with substantial leverage, including the risk that available cash may not be adequate to make required payments to the holders of the Company's debentures. The Company's ability to satisfy its obligations under the debentures from cash flow will be dependent upon the Company's future performance and will be subject to financial, business and other factors affecting the operation of the Company, many of which may be beyond the Company's control. In the event the Company does not have sufficient cash resources to satisfy quarterly interest or other repayment obligations to the holders of the debentures, the Company will be in default under the debentures, which would have a material adverse effect on the Company. To the extent that the Company is required to use cash resources to satisfy interest payments to the holders of the debentures, it will have less resources available for other purposes. Inability of the Company to repay the debentures upon maturity would have a material adverse effect on the Company, which could result in a reduction of the price of the Company's Shares. The debentures will be unsecured and subordinate in right of payment to all senior indebtedness of the Company. The debentures do not restrict the Company's ability to incur additional senior indebtedness and most other indebtedness. The terms of senior indebtedness now existing or incurred in the future could affect the Company's ability to make payments of principal and/or interest to the holders of debentures. (See December 31, 1996 Form 10-KSB/A-4 "Item 5. Market for Common Equity and Related Shareholder Matters"; March 31, 1997 Form 10-Q, Part II "Item
2. Changes in Securities" and Note 8 to Financial Statements.


        POTENTIAL EFFECT OF ANTI-TAKEOVER PROVISIONS. The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. The application of
Section 203 could have the effect of delaying or preventing a change of control of the Company. The Company's stock option grants generally provide for an exercise of some or all of the optioned stock, including non-vested shares, upon a change of control or similar event. The Board of Directors has authority to issue up to 5,000,000 shares of Preferred Stock and to fix the rights, preference, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights senior to the Common Stock, and, as a result, the issuance of such Preferred Stock could have a material adverse effect on the market value of the Common Stock. (See "Issuance of Preferred Stock and Debentures Could Affect Rights of Common Shareholders.")

        RISKS ASSOCIATED WITH PENDING LITIGATION. The Company and its subsidiaries are involved in disputes with third parties. Such disputes have resulted in litigation with such parties and, although the Company is a plaintiff in several matters, the Company is subject to claims and counterclaims for damages and has incurred, and likely will continue to incur, legal expenses in connection with such matters. There can be no assurance that such litigation will result in favorable outcomes for the Company. The Company is unable to determine the total expense or possible loss, if any, that may ultimately be incurred in the resolution of these proceedings. These matters may result in diversion of management time and effort from the operations of the business. After consideration of the nature of the claims and the facts relating to these proceedings, the Company believes that the resolution of these proceedings will not have a material effect on the Company's business, financial condition and results of operations; however, the results of these proceedings, including any potential settlements, are uncertain and there can be no assurance to that effect.


        On October 7, 1996 the Company filed a declaratory judgment action against MEHL/Biophile ("MEHL") in the United States District Court of the District of Massachusetts seeking (i) a declaration that MEHL is without right or authority to threaten or maintain suit against the Company or its customers for alleged infringement of the patent held by MEHL's subsidiary Selvac Acquisitions Corp. ("Selvac" and the "Selvac Patent"), that the Selvac Patent is invalid, void and unenforceable, and that the Company does not infringe the Selvac patent; (ii) a preliminary and permanent injunction enjoining MEHL from threatening the Company or its customers with infringement litigation or infringement; and (iii) an award to the Company of damages suffered in connection with MEHL's conduct. On March 7, 1997, Selvac filed a complaint for injunctive relief and damages for patent infringement and for unfair competition against the Company, its Spectrum Medical Technologies and Spectrum Financial Services subsidiaries, and a New Jersey dermatologist, in the United States District Court for the District of New Jersey. Selvac's complaint alleges that the Company's EpiLaser infringes the Selvac Patent and that the Company unfairly competed by promoting the EpiLaser or hair removal before it had received FDA approval for that specific application. The Company and Selvac have agreed to dismiss the Massachusetts litigation without prejudice. Palomar has brought in the New Jersey action its claims that the Selvac patent is invalid, that the Company has not infringed the Selvac patent, that MEHL should be enjoined from making further assertions concerning infringement and unfair competition, and that the Company should be awarded attorney fees and other appropriate relief. Thus, both the Company's and MEHL's claims will be tried on the merits in New Jersey. Automatic discovery will commence shortly. The extent of exposure of the Company cannot be determined at this time.

        The Company is a defendant in a lawsuit filed by Commonwealth Associates ("Commonwealth") on March 14, 1996 in the United States District Court for the Southern District of New York. In its suit, Commonwealth alleges that the Company breached a contract with Commonwealth in which Commonwealth was to provide certain investment banking services in return for certain compensation. In January 1997, Commonwealth's motion for summary judgment on its breach of contract claim was granted, and, after a damages trial before a magistrate judge in April 1997, the court awarded Commonwealth $2,917,500 (and interest of $256,570.56). The Company has accrued approximately $3.2 million as of March 31, 1997. The Company has appealed the matter and the United States District Court for the Southern District of New York is scheduled to hear the appeal in September 1997. The Company believes its grounds for appeal are meritorious. (See March 31, 1997 Form 10-Q "Part II, Item 1. Legal Proceedings.")

                                   THE COMPANY

         The Company was organized to design, manufacture and market lasers, delivery systems and related disposable products for use in medical procedures. The Company currently operates in three business segments: cosmetic laser products, cosmetic laser services and electronic products. In the cosmetic laser products segment, the Company manufactures and markets the Q-switched Ruby laser, the Tru-Pulse laser and the EpiLaser system, all of which have been approved by the FDA for certain dermatological applications. The Company also is developing ruby, pulse dye and diode cosmetic lasers for use in clinical trials and is engaged in the research and development of additional cosmetic laser and surgical products. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business--Medical Products and Lasers in Medicine; Future Products.") The Company has expanded its efforts in the cosmetic laser area through a series of product development activities, acquisitions and strategic alliances that target patient self-pay procedures performed in doctors' offices and clinics. The Company has entered into a number of research agreements with recognized research hospitals and clinical laboratories. The Company provides research funding, laser technology and optics know-how in return for licensing agreements to specific cosmetic laser applications and patents. Management feels that this method of conducting research and development provides a higher level of technical and clinical expertise than it could provide on its own and in a more cost efficient manner.

        In late 1996, Cosmetic Technology International, Inc. ("CTI") was formed as a wholly-owned subsidiary of the Company. CTI is a services company which intends to establish a worldwide network of cosmetic dermatological laser and medical device sites with medical services partners (both fixed and mobile) in key geographic locations. Each site will be provided a turnkey package of laser and medical device technology, equipment, training and service, operations personnel, strategic advertising and marketing programs, patient financial credit programs and management assistance. In early 1997, a binding letter of intent was completed with Columbia/HCA, a $20 billion company and one of the world's largest owners and operators of medical facilities, to establish revenue sharing sites throughout the country in existing Columbia/HCA facilities. During 1996 the operations of CTI were not significant.

        In February 1997, Palomar Medical Products, Inc. ("Palomar Medical Products") was formed as a wholly-owned subsidiary with the purpose of consolidating the management and operations of the medical products companies. In January 1997, the Company named an outside party as the President and CEO of Palomar Medical Products to oversee and manage the operations. Included in the medical products group are the following companies, all of which remain as wholly-owned subsidiaries of the Company: Spectrum Medical Technologies, Inc., Tissue Technologies, Inc., Star Medical Technologies, Inc., Dermascan, Inc.

        In the electronic products segment, the Company's Nexar Technologies, Inc. subsidiary manufactures, markets and sells personal computers with a unique circuit board design that enables end users to easily upgrade and replace the microprocessor, memory and hard drive components, which management believes will decrease the level of technical obsolescence associated with most desktop personal computers in the market. Dynaco Corp. manufactures high density, flexible electronic circuitry for use in industrial, military and medical devices and is also introducing a number of proprietary products targeted to service the personal computer industry, including high density memory modules. These new proprietary computer memory modules double the memory capacity of traditional memory modules using the same interface. Comtel Electronics is a contract manufacturer which provides turnkey manufacturing and test services of electronic assemblies.


        The Company also makes early stage investments in core technologies and companies that management feels are strategic to the Company's business or will yield a higher than average financial return to support the Company's core business. Some of these investments are with companies that are related to some of the directors and officers of the Company. (See December 31, 1996 Form 10-KSB/A-4 "Management Discussion and Analysis-- Liquidity and Capital Resources" and "Item 12. Certain Relationships and Related Transactions.")


        The Company's near-term strategy is to increase its focus on the medical segment portion of the business. The Company intends to spin out companies in the non-core electronics segment in the form of publicly traded companies. In September 1995, the Company established Palomar Electronics Corporation, a wholly-owned subsidiary, as part of its ongoing plan to separate the electronics segment from the cosmetics segment. On April 9, the Company's subsidiary, Nexar, completed an initial public offering of its common stock. Nexar sold 2,500,000 shares of its common stock for its own account at $9.00 per share and received net proceeds of approximately $20,300,000. (See December 31, 1996 Form 10-KSB/A-4 "Item 1. Description of Business.) On April 30, 1997, the Company entered into an agreement with a former Director and the President of CD Titles whereby the Company would sell all of the issued and outstanding common stock of CD Titles to these two individuals for a promissory note of $600,000 due April 30, 1999. In addition, the Company also received a warrant to purchase 750,000 shares of CD Titles common stock at various exercise prices ranging from $6.00-$10.00.


        The Company will continue to develop, acquire or license technologies that can be integrated into its current and proposed products in the medical business segment. Through its CTI subsidiary, the Company will also focus on the services segment of the business. The Company intends to address very large markets incorporating its core technology with proprietary products and services and structure its operations to strive to be the low-cost producer and provider of these products and services. The Company intends to seek agreements or arrangements with other medical products and high technology companies in order to acquire technical and financial assistance in the research and development of such products and in the extensive experimentation and testing required to obtain regulatory approvals in the United States and elsewhere. The Company will continue to seek marketing and distribution agreements with established companies to enable it to market some of its products quickly and more efficiently and will also utilize and enhance a direct sales force.


        The Company believes that the cash generated to date from its financing activities; amounts available under its credit agreement and the Company's ability to raise cash in future financing activities will be sufficient to satisfy its working capital requirements through the next twelve-month period. The Company bases its belief that it has the ability to raise cash in future financings on its demonstrated historical ability to raise money and its current and ongoing discussions with financing sources.


                                 USE OF PROCEEDS

        The Company will receive no part of the proceeds from the sale of any of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS


        The following table sets forth information concerning the beneficial ownership of shares of Common Stock by the Selling Stockholders as of the date of this Prospectus and the number of such shares included for sale in this Prospectus assuming the sale of all Shares being offered by this Prospectus. The number of shares included in the Registration Statement of which this Prospectus is a part and available for resale (i) is based, in part, upon an estimate of the number of shares underlying the debentures and preferred stock utilizing a hypothetical conversion price of $2.00 for the 5% debenture and for the Series H Preferred Stock, $2.72 for the 4.5% debenture, and $11.00 for the 6% debenture
(ii) is subject to adjustment and (iii) could be materially more or less than such estimated amount depending on factors which cannot be predicted by the Company at this time, including, among others, the future market price of the Company's common stock. The use of such hypothetical prices is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Company's common stock. To the best of the Company's knowledge, except as stated in this Prospectus, the Selling Stockholders have not held any office or maintained any material relationship with the Company or any of its predecessors or affiliates over the past three years. The Selling Stockholders reserve the right to reduce the number of shares offered for sale or to otherwise decline to sell any or all of the Shares registered hereunder.

                                             Shares                  Shares                 Shares
                                             owned                   to be                  owned
Selling                                      prior to                sold in                after
Stockholders                                 Offering (1) (2)        Offering               Offering (2)
----------------------------------------------------------------------------------------------------------

Halifax Fund, L.P. (3)                            1,000,000        1,000,000                  0       -
c/o Citco Fund Services, Ltd.
Corporate Center, West Bay Road
P.O. Box 31106 SMB
Cayman Islands, BWI


Heracles Fund (3)                                   250,000          250,000                  0       -
c/o Bank of Bermuda (Cayman) Limited
P.O. Box 513
Third Floor, British American Tower
Dr. Roy's Drive
Georgetown, Grand Cayman
Cayman Islands, BWI

Themis Partners, L.P.(3)                            250,000          250,000                  0       -
c/o Promethean Investment Group
40 West 57th Street, Suite 1520
New York, NY  10019

Angelo, Gordon & Co., L.P. (3)                      100,000          100,000                  0       -
245 Park Avenue, 26th Floor
New York, NY  10167

Raphael, L.P. (3)                                   150,000          150,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

MichaelAngelo, L.P. (3)                             125,000          125,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

                                       20

Nutmeg Partners, L.P. (3)                           100,000          100,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

AG Superfund, L.P. (3)                              150,000          150,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

GAM Arbitrage Investments, Inc. (3)                 125,000          125,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

AG Superfund International Partners, L.P. (3)       100,000          100,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

The Northern Trust Co. as Trustee of the             50,000           50,000                  0       -
Teachers' Retirement System of the State
of Illinois (3)
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

AG Long Term Super Fund, L.P. (3)                   100,000          100,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

PHS Patriot Fund, L.P. (3)                           50,000           50,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

PHS Bay Colony Fund, L.P. (3)                        50,000           50,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

AGD, LLC (3)                                         50,000           50,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

AG ARB Partners, L.P. (3)                           100,000          100,000                  0       -
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY  10167

                                       21

RGC International Investors, LDC (4)              3,000,000        3,000,000                  0       -
c/o Olympic Capital (Cayman) Ltd.
Williams House,20 Reid Street
Hamilton Bermuda

Proprietary Convertible
Investment Group, Inc. (5)                        2,000,000        2,000,000                  0       -
11 Madison Avenue
New York, NY  10010

CC Investments, LDC ( 6)                          1,500,000        1,500,000                  0       -
c/o CITCO Fund Services (Cayman Islands) Ltd.
Corporate Center, West Bay Road
P.O. Box 31106
SMB Grand Cayman, Cayman Islands

Southbrook International Investments, Ltd. (7)    1,500,000        1,500,000                  0       -
c/o Trippoak Advisors, Inc.
630 Fifth Avenue, Suite 2000
New York, NY  10111

Cameron Capital, Ltd.  (8)                          141,443          141,443                  0       -
10 Cavendish Road
Hamilton HM19
Bermuda

Wood Gundy London Limited (8)                       408,717          408,717                  0       -
Cottons Centre
Cottons Lane
London, England  SE12QA

Soginvest (9)                                        45,455           45,455                  0       -
V.    Stazione 9
C.P. 663
CH - 6602 Locarno-Muralto


1. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the ownership of such individual or group. In addition, pursuant to the terms of the debentures and the preferred stock as described below, the debentures and preferred stock are convertible by the holders only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock then held by such holder and its affiliates (not including shares which have not been converted), would not exceed 4.9% of the then outstanding Common Stock for the 5% debentures and the preferred stock and 5% for the 4.5% debentures, as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of Common Stock set forth for the Selling Stockholders may exceed the actual number of shares of Common Stock that the Selling Stockholders could own beneficially at any given time through their ownership of the debentures and preferred stock. In that regard, beneficial ownership of the Selling Stockholders set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

2. The amount and (if one percent or more) the percentage of outstanding Common Stock.

3. Represents shares of Common Stock issuable upon conversion of $5,500,000 principal amount of 5% Convertible Debentures dated March 10, 1997, due March 10, 2002. The Debentures may be converted for the first 89 days following the close at 100% of the average stock price and, thereafter, at 90% of the average stock price. The average stock price is the lesser of (i) the average closing bid for the five days preceding the conversion date or (ii) the average closing bid for the ten days preceding the conversion date.

4. Represents shares of Common Stock issuable upon conversion of 6,000 shares of Series H Convertible Preferred Stock dated March 31, 1997. The closing date is effective as of March 31, 1997. The Preferred Stock may be converted for the first 179 days at 100% of the average stock price, 90% of the average stock price for the following 90 days and, thereafter, at 85% of the average stock price. The average stock price is the average closing bid for the ten days preceding the conversion date. The conversion price is adjusted for a premium at the rate of 6% per annum for the first 179 days following the closing date, 7% per annum for the following 80 days and, thereafter, at 8% per annum.

5. This company is an affiliate of Credit Suisse First Boston. Represents shares of Common Stock issuable upon conversion of 4,000 shares of Series H Convertible Preferred Stock dated May 5, 1997. The closing date is effective as of March 31, 1997. The Preferred Stock may be converted for the first 179 days after the closing date at 100% of the average stock price, 90% of the average stock price for the following 90 days and, thereafter, at 85% of the average stock price. The average stock price is the average closing bid for the ten days preceding the conversion date. The conversion price is adjusted for a premium at the rate of 6% per annum for the first 179 days following May 5, 1997, 7% per annum for the following 80 days and, thereafter, at 8% per annum.

6. Represents shares of Common Stock issuable upon conversion of 3,000 shares of Series H Convertible Preferred Stock dated May 5, 1997. The closing date is effective as of March 31, 1997. The Preferred Stock may be converted for the first 179 days after the closing date at 100% of the average stock price, 90% of the average stock price for the following 90 days and, thereafter, at 85% of the average stock price. The average stock price is the average closing bid for the ten days preceding the conversion date. The conversion price is adjusted for a premium at the rate of 6% per annum for the first 179 days following May 5, 1997, 7% per annum for the following 80 days and, thereafter, at 8% per annum.

7. Represents shares of Common Stock issuable upon conversion of 3,000 shares of Series H Convertible Preferred Stock dated May 23, 1997. The closing date is effective as of March 31, 1997. The Preferred Stock may be converted for the first 179 days after the closing date at 100% of the average stock price, 90% of the average stock price for the following 90 days and, thereafter, at 85% of the average stock price. The average stock price is the average closing bid for the ten days preceding the conversion date. The conversion price is adjusted for a premium at the rate of 6% per annum for the first 179 days following May 23, 1997, 7% per annum for the following 80 days and, thereafter, at 8% per annum.

8. Represents additional shares of common stock issuable upon conversion of $1,500,000 principal amount of 4.5% Convertible Subordinated Promissory Note dated October 1996, due October 17, 1999-October 17, 2001. The Note may be converted after seventy five (75) days from issuance at a conversion price equal to 85% of the average trailing five (5) day closing bid price. The conversion ceiling price is $9.66.

9. Represents shares of Common Stock issuable upon conversion of $500,000 principal amount of 5% Convertible Debentures dated March 13, 1997. The Debentures may be converted after 180 days from the date of issuance at $11.00 per share with no more than 33% (34% in the last 30 day period) convertible in any 30 day period.

                              PLAN OF DISTRIBUTION


        The 11,345,615 shares being registered herein for sale by the Selling Stockholders consists of (i) 8,000,000 shares underlying 16,000 shares of Series H Convertible Preferred Stock; (ii) 2,750,000 shares issuable upon conversion of $5,500,000 principal amount of 5% Convertible Debentures; (iii) 550,160 additional shares issuable upon conversion of $1,500,000 of 4.5% Convertible Debentures; and (iv) 45,455 shares issuable upon conversion of $500,000 principal amount of 6% Convertible Debentures.

        The  Selling  Stockholders  and  their  respective   pledgees,   donees,
transferees and other successors in interest may sell the Common Stock registered in connection with this Offering on the Nasdaq market system or otherwise. There will be no charges or commissions paid to the Company by the Selling Stockholders in connection with the resale of shares offered hereby. It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders upon sale of the Common Stock offered hereby. The Company will pay the other expenses of this Offering. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at fixed prices, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of Nasdaq; (d) ordinary brokerage transactions and (e) used to cover short sales. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. The Selling Stockholders and brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.


        The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments which the Selling Stockholders will be required to make in respect thereof.

                                     EXPERTS

        The audited financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein upon the authority of said Firm as experts in giving said reports.

                                 LEGAL OPINIONS

        The validity of the shares of Common Stock offered hereby will be passed upon for the Company by its General Counsel.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses in connection with the issuance and distribution of the Common Stock to be registered are estimated (except for the Securities and Exchange Commission filing fee) below. All such expenses will be paid by the Registrant.



         Securities and Exchange Commission Filing Fee            $9,670
         Accounting Fees and Expenses                              2,500
         Legal Fees and Expenses                                   2,000
         Blue Sky Filing Fees and Expenses                           500
         Printing and Mailing Costs                                  100
         Transfer Agent Fees                                         500
         Miscellaneous                                               500
                                                          ------------------
                                 Total Expenses                  $15,770
                                                          ==================



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

"To the maximum extent permitted by Section 102(b)(7) of the General Corporation Laws of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

        Section 145 of the General Corporation Law of the State of Delaware generally provides that a corporation may indemnify any director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any action against him by reason of his being or having been such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, if he is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless a court determines that he is nevertheless entitled to indemnification. If he is successful on the merits or otherwise in defending the action, the corporation must indemnify him against expenses actually and reasonably incurred by him. Article IX of the Company's Bylaws provides indemnification as follows:

INDEMNIFICATION

SECTION 1. Actions, Etc. Other Than by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, executive officer (as hereinafter defined) or advisory council member of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article IX, an "executive officer" of the Corporation is the president, treasurer, a vice president given the title of executive vice president, or any officer designated as such pursuant to vote of the Board of Directors.

SECTION 2. Actions. Etc. by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section 1 of this Article, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Determination of Right of Indemnification. Any indemnification of a director or officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 hereof. Such a determination shall be reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) (if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or
(iii) by the stockholders.

SECTION 4. Indemnification Against Expenses of Successful Party. Notwithstanding any other provision of this Article, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith.

SECTION 5. Advances of Expenses. Expenses incurred by a director or officer in any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of thereof, if such person shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (ii) (if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or such counsel at the time such determination is made, such person has not met the relevant standards set forth for indemnification in
Section 1 or 2, as the case may be.

SECTION 6. Right to Indemnification Upon Application: Procedure Upon Application. Any indemnification or advance under Sections 1, 2, 4 or 5 of this Article shall be made promptly, and in any event within ninety days, upon the written request of the person seeking to be indemnified, unless a determination is reasonably and promptly made by the Board of Directors that such person acted in a manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly appoint independent legal counsel to decide whether the person acted in the manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. The right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

SECTION 7. Other Right and Remedies: Continuation of Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, Vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article who serves in such capacity at any time while this Article and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All right to indemnification under this Article or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys' fees, costs, and expenses in connection with the successful enforcement of such person's rights under this Article.

SECTION 8. Other Indemnities. The Board of Directors may, by general vote or by vote pertaining to a specific officer, employee or agent, advisory council member or class thereof, authorize indemnification of the Corporation's employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same manner and to the same extent provided above.

SECTION 9. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 10. Constituent Corporations. For the purposes of this Article, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 11. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, advisory council member, and those employees and agents of the Corporation granted indemnification pursuant to Section 3 hereof as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

SECTION 12. Other Enterprises. Fines. and Serving at Corporation's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation" as referred to in this Article.

ITEM 16. EXHIBITS

        The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

   Exhibit No.  Description

        3(a) Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 10(rr) of the Company's Quarterly Report on Form 10-QSB for its quarter ending June 30, 1996, filed August 14, 1996.

        3(b) Certificate of Amendment to the Company's Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on December 16, 1996, incorporated by reference to Registration Statement on Form S-3/A-1 [Reg. No. 333-18003] filed December 17, 1996.


        3(c) Bylaws of the Registrant, as amended, incorporated by reference to Exhibit No. 3.5 of the Company's Annual report on Form 10KSB/A-4 for its year ending December 31, 1996, filed July 11, 1997.

        3(d) Certification of Designation of Series H Preferred Stock incorporated by reference to Exhibit 3.4 of the Company's Annual Report on Form 10KSB/A-1 for its year ending December 31, 1996, filed April 16, 1997.


        4(a)    Form of Common Stock  Certificate,  incorporated by reference to
                Exhibit 4.1 of the Company Company's Annual Report on Form 10KSB/A-4 for its year ending December 31, 1996, filed July 11, 1997.


        4(b) Form of Subscription Agreement, dated March 10, 1997, incorporated by reference to Exhibit 10.41 of the Company's Annual Report on Form 10-KSB for its year ending December 31, 1996, filed April 15, 1997.

        4(c) Form of Registration Rights Agreement, dated March 10, 1997, incorporated by reference to Exhibit 10.42 of the Company's Annual Report on Form 10-KSB for its year ending December 31, 1996, filed April 15, 1997.

        4(d) Form of 5% Convertible Debenture, due March 10, 2002, incorporated by reference to Exhibit 10.43 of the Company's Annual Report on Form 10-KSB for its year ending December 31, 1996, filed April 15, 1997.

        4(e) Securities Purchase Agreement between the Company and RGC International Investors, LDC, dated March 27, 1997, incorporated by reference to Exhibit 10.52 of the Company's Annual Report on Form 10-KSB for its year ending December 31, 1996, filed April 15, 1997.

        4(f) Registration Rights Agreement between the Company and RGC International Investors, LDC, dated March 27, 1997, incorporated by reference to Exhibit 10.53 of the Company's Annual Report on Form 10-KSB for its year ending December 31, 1996, filed April 15, 1997.


        4(g) Form of Promissory Note dated October 17, 1996, incorporated by reference to Exhibit 4(g) of the Registration Statement on Form S-3 [Reg. No. 333-28251] filed May 30, 1997.


        4(h)    Form  of   Subscription   Agreement   dated  October  16,  1997,
                incorporated by reference to Exhibit 4(g) of the Registration Statement on Form S-3 [Reg. No. 333-28251] filed May 30, 1997.

        4(i) Form of Promissory Note dated October 17, 1996, incorporated by reference to Exhibit 4(g) of the Registration Statement on Form S-3 [Reg. No. 333-28251] filed May 30, 1997.

        4(j)    Form  of   Subscription   Agreement   dated  October  16,  1996,
                incorporated by reference to Exhibit 4(g) of the Registration Statement on Form S-3 [Reg. No. 333-28251] filed May 30, 1997.

        4(k) Supplement to Securities Purchase Agreement dated May 5, 1997, incorporated by reference to Exhibit 10.56 of the Company Company's Annual Report on Form 10KSB/A-4 for its year ending December 31, 1996, filed July 11, 1997.

        4(l) Supplement to Registration Rights Agreement dated May 5, 1997, incorporated by reference to Exhibit 10.57 of the Company Company's Annual Report on Form 10KSB/A-4 for its year ending December 31, 1996, filed July 11, 1997.

        4(m) Supplement to Securities Purchase Agreement dated May 23, 1997, incorporated by reference to Exhibit 10.58 of the Company Company's Annual Report on Form 10KSB/A-4 for its year ending December 31, 1996, filed July 11, 1997.

        4(n) Supplement to Registration Rights Agreement dated May 23, 1997, incorporated by reference to Exhibit 10.59 of the Company Company's Annual Report on Form 10KSB/A-4 for its year ending December 31, 1996, filed July 11, 1997.

        4(o) Subscription Agreement between the Company and Soginvest Bank dated as of March 13, 1997, incorporated by reference to Exhibit
                10.44 of the Company Company's Annual Report on Form 10KSB for its year ending December 31, 1996.

        4(p) 6% Convertible Debenture due March 13, 2002, incorporated by reference to Exhibit 10.44 of the Company Company's Annual Report on Form 10KSB for its year ending December 31, 1996.


        5* Opinion of General Counsel of Palomar regarding legality of shares registered hereunder

        23(a)*  Consent of Arthur Andersen LLP, independent public accountants

        23(b)*  Consent of General Counsel of Palomar (included in Exhibit 5)

ITEM 17. UNDERTAKINGS

(1)     The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time be deemed to be the initial BONA FIDE offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beverly, Commonwealth of Massachusetts, on June 10, 1997.


                                   PALOMAR MEDICAL TECHNOLOGIES, INC.



                                   By: /s/ Louis P. Valente
                                       Louis P. Valente, Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


                 Signature                                       Title                                       Date
   /s/  Louis P. Valente                     Chief Executive Officer, President and                     July 10, 1997
   --------------------------------------    Director (Principal Executive Officer)
   Louis P. Valente

   /s/  Joseph P. Caruso                     Vice President, Chief Financial Officer,                   July 10, 1997
   --------------------------------------    Treasurer (Principal Financial Accounting
   Joseph P. Caruso                          Officer)


   /s/ Michael H. Smotrich                   Chief Technical Officer and Director                       July 10, 1997
   --------------------------------------
   Michael H. Smotrich

   /s/ Steven Georgiev                       Chairman of the Board                                      July 10, 1997
   --------------------------------------
   Steven Georgiev

   /s/ Buster C. Glosson                     Director                                                   July 10, 1997
   --------------------------------------
   Buster Glosson

   /s/ John M. Deutch                        Director                                                   July 10, 1997
   --------------------------------------
   John M. Deutch

   /s/ A. Neil Pappalardo                    Director                                                   July 10, 1997
   --------------------------------------
   A. Neil Pappalardo

   /s/ James G. Martin                       Director                                                   July 10, 1997
   --------------------------------------
   James G. Martin

